EXHIBIT 2.2

                                     AMENDED

                      PLAN AND AGREEMENT OF REORGANIZATION

                               AND SHARE EXCHANGE

                                   DATED AS OF

                              NOVEMBER 21ST , 2013

                                  BY AND AMONG

                        LEGACY TECHNOLOGY HOLDINGS, INC.

                                       AND

                    GENOMIC INTEGRATED WELLNESS SYSTEMS, INC.

                                       AND

                                ITS SHAREHOLDERS

(This Amended Plan and Agreement of Reorganization amends the Plan and Agreement of Reorganization dated April 4, 2013.)


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     AMENDED PLAN & AGREEMENT OF REORGANIZATION AND SHARE EXCHANGE AGREEMENT

         This AMENDED PLAN & AGREEMENT OF REORGANIZATION AND SHARES EXCHANGER AGREEMENT, dated as of November 21st, 2013, (the "Agreement"), by and among Legacy Technology Holdings, Inc., a Colorado Corporation, ("LTH"), and Acquiree of Genomics Integrated Wellness Systems, Inc. ("GIWS" or "Acquiree"), and the Shareholders GIWS.

         WHEREAS, the Board of Directors of LTH and Acquiree, respectively, have each approved, as being in the best interest of the respective entities and their stockholders, the Acquisition of GIWS by LTH, in accordance with the applicable provisions of the Colorado Business Corporation Laws;

         WHEREAS,   LTH,  Shareholders  and  Acquiree  desire  to  make  certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Exchange; and

         WHEREAS,   this   Agreement  is  intended  to  accomplish  a  tax  free
acquisition pursuant to Section 368 of the Internal Revenue Code for benefit of Acquiree's Shareholders.

         WHEREAS, this Agreement is intended to set for the terms upon which GIWS will be acquired by LTH from Shareholders.

         WHEREAS, GIWS is the holder of a worldwide exclusive license to certain copyrighted algorithms for application to healthcare.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:



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                                    ARTICLE I
                                THE CONSIDERATION

SECTION 1.01      Consideration; Effective Time

         The Acquisition shall become effective upon the delivery of the GIWS certificates duly executed representing 100% of Acquiree's outstanding shares of common and preferred stock and delivery of the following consideration:

                  22,527,088 shares of common stock of LTH, shall be issued pursuant hereto to the Shareholders of GIWS as set forth on
                  Schedule 1.01.

SECTION 1.02      The Acquisition.

         At the Effective Time and by virtue of the Exchange, the GIWS shall be conveyed to LTH which shall be the sole owning entity of the GIWS,

SECTION 1.03      Conversion of Securities.

         As of the Effective Time, by virtue of the Exchange: The GIWS common shares shall be deemed exchanged for common shares, (on a when issued basis) of LTH, pursuant to the Schedule 1.01. GIWS common shares shall be conveyed to LTH by Acquiree's shareholders, in consideration for the right to receive 22,527,088 of the LTH Common Shares, to be issued in consideration therefore in accordance with Section 1.01 constituting 79.72% of the total outstanding shares of LTH on the date of closing.

SECTION 1.04      Exchange Procedures.

(a) As soon as practicable after the execution hereof, LTH shall provide to Acquiree a letter of transmittal and Exchange Agreement in appropriate and customary form with such provisions as the board of directors of LTH after the Exchange may reasonably specify. Upon surrender of a Certificate or Note for cancellation to LTH, together with such letter of transmittal, duly and properly executed, the holder of such Certificate or Note shall be entitled to receive in exchange therefore a certificate representing an equal number of shares of LTH Common Stock as represented Acquirer's shares represented by the certificate, and the Certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.04, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, LTH Common shares as contemplated by this Section 1.04, together with any dividends and other distributions payable as provided in
Section 1.05 hereof, and the holders thereof shall have no rights whatsoever as stockholders of LTH. Shares of LTH Common issued in the Exchange shall be issued, and be deemed to be outstanding, as of the Effective Time. LTH shall cause all such shares of LTH Common issued pursuant to the Exchange to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.



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(b) If any  certificate  representing  shares of LTH Common is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of LTH Common in a name other than that of the registered holder of the Certificate so surrendered.

SECTION 1.05.     Dividends and Distributions.

         No dividends or other distributions declared or made with respect to LTH Common Stock with a record date on or after the Effective Time shall be paid to the holder of a Certificate entitled by reason of the Exchange to receive certificates representing LTH Common Stock until such holder surrenders such Certificate as provided in Section 1.04 hereof. Upon such surrender, there shall be paid by LTH to the person in whose name certificates representing shares of LTH Common Stock shall be issued pursuant to the terms of this Article I (i) at the time of the surrender of such Certificate, the amount of any dividends and other distributions theretofore paid with respect to that number of whole shares of such LTH Common Stock represented by such surrendered Certificate pursuant to the terms of this Article I, which dividends or other distributions had a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date, the amount of dividends and other distributions payable with respect to that number of whole shares of LTH Common Stock represented by such surrendered Certificate pursuant to the terms of this
Article I, which dividends or other distributions have a record date on or after the Effective Time and a payment date subsequent to such surrender.

                                   ARTICLE II
                                   THE CLOSING

SECTION 2.01      Closing.

         Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VI,I the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied, but no later than April 30, 2013 or, to the extent permitted thereunder, waived, or extended, at the offices of Michael A. Littman, located at 7609 Ralston Road, Arvada, CO 80002 or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF LTH

         Except as set forth in the applicable section of the disclosure schedule delivered by LTH to Acquiree prior to the execution of this Agreement (the "LTH Disclosure Schedule"), LTH represents and warrants to Sellers as follows:



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SECTION 3.01      Organization of LTH; Authority.

         LTH is an Entity duly organized, validly existing and in good standing under the laws of the State of Colorado. LTH has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by LTH of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of LTH, including, without limitation, the approval of the board of directors of LTH. The Transaction Documents have been duly executed and delivered by each of LTH and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of LTH, enforceable against LTH in accordance with its terms. LTH has heretofore delivered or made available to Acquiree complete and correct copies of the certificate of incorporation and by-laws of LTH, the minute books and stock transfer records of LTH, as in effect as of the date of this Agreement. LTH is not in violation of its organizational documents.

SECTION 3.02      Capitalization.

         The authorized capital stock of LTH consists of 100,000,000 shares of LTH Common Stock, and no Preferred Stock, of which 5,631,772 common Shares (approximately) are outstanding on the date hereof (including shares pending issuance and or reserved for conversion or settlements pursuant to Board Minutes.) No other shares of any other class or series of LTH Common Stock or Preferred or securities exercisable or convertible into or exchangeable for LTH Common Stock ("LTH Common Stock Equivalents") are authorized, issued or outstanding. The outstanding shares of LTH Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To LTH's knowledge, none of the outstanding shares of LTH Common Stock was issued in violation of any Law, including without limitation, federal and state securities laws. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, and, to LTH's knowledge, voting or transfer of any shares, whether issued or unissued, of LTH Common Stock, LTH Common Stock Equivalents or other securities of LTH. On the Closing Date, the shares of LTH Common for which shares of Sellers Common Stock shall be issued in the Acquisition will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of LTH Common or Preferred Stock will be validly issued, fully paid and non-assessable.



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SECTION 3.03      No Violation; Consents and Approvals.

         The execution and delivery by LTH of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of LTH (b) any Law applicable to LTH or the property or assets of LTH, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of LTH under any contract to which LTH is a party or by which LTH or any assets of LTH may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in the LTH Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on LTH. No Governmental Approval is required to be obtained or made by or with respect to LTH in connection with the execution and delivery of this Agreement or the consummation by LTH of the transactions contemplated hereby.

SECTION 3.04      Litigation; Compliance with Laws.

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of LTH, threatened against, relating to or affecting LTH, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of LTH in their capacities as such, and
(ii) no orders of any Governmental Entity or arbitrator outstanding against LTH, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of LTH in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b) LTH has complied and is in compliance in all material respects with all laws applicable to LTH, its business or its assets. Neither LTH has received notice from any Governmental Entity or other Person of any material violation of law applicable to LTH, its business or assets. LTH has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to LTH, its business or their assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of LTH, threatened to revoke or limit any such License.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF Acquiree

         Except as set forth in the applicable section of the disclosure schedule delivered by Acquiree to LTH prior to the execution of this Agreement (the "Acquiree Disclosure Schedule"), Acquiree represents and warrants to LTH as follows:



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SECTION 4.01      Organization of Acquiree; Authority.

         Acquiree is an individual duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite individual power and individual authority to enter into the Transaction
Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate Acquiree properties and to conduct Acquiree business. Subject to the approval by Acquiree, the execution, delivery and performance by Acquiree of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Acquiree, including, without limitation, the approval of Acquiree. The Transaction Documents have been duly executed and delivered by Acquiree and, assuming that the Transaction Documents constitute a valid and binding obligation of LTH, constitute a valid and binding obligation of Acquiree. Acquiree is duly qualified or licensed to do business as a foreign Entity and are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a Acquiree Material Adverse Effect on Acquiree. Acquiree has herewith delivered or made available to LTH complete and correct copies of GIWS, as in effect as of the date of this Agreement. Acquiree is not in violation of its organizational documents.

SECTION 4.02      Capitalization.

         (a) To Acquiree's knowledge, none of the GIWS shares were was issued in violation of any Law, including, without limitation, state and federal securities laws. There are no Liens on or with respect to GIWS

         (b) . There are no outstanding: (i) securities convertible into or exchangeable for GIWS ; (ii) options, warrants or other rights to purchase or subscribe for GIWS ; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to GIWS , any such convertible or exchangeable securities or any such options, warrants or rights. There is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from Acquiree, any ownership shares in GIWS , and there is no outstanding right or security of any kind convertible into such ownership shares. To Acquiree's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to GIWS. There are no obligations, contingent or otherwise, of Acquiree to repurchase, redeem or otherwise acquire any GIWS or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no accrued and unpaid dividends with respect to any outstanding shares of any GIWS .



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SECTION 4.03      No Violation; Consents and Approvals.

         The execution and delivery by Acquiree of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of Acquiree, (b) any Laws applicable to Acquiree or the property or assets of GIWS, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon GIWS under, any Contracts to which GIWS is a party or by which GIWS or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have an GIWS Material Adverse Effect. No Governmental Approval is required to be obtained or made by or with respect to GIWS in connection with the execution and delivery of this Agreement or the consummation by Acquiree of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a Material Adverse Effect on GIWS .

SECTION 4.04      Litigation; Compliance with Laws.

         (a) Except as would not have a Material Adverse Effect on GIWS , there are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Acquiree, threatened against, relating to or affecting GIWS, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of GIWS in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against GIWS , its business, its assets, or any employee, officer, director, stockholder, or independent contractor of GIWS in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. The Acquiree Disclosure Schedule shall include a description of all claims, actions, suits, investigations or proceedings involving GIWS, its business, its assets, or any employee, officer, director, stockholder or independent contractor of GIWS in their capacities as such.

         (b) Except as would not have an Material Adverse Effect, Acquiree has complied and is in compliance in all material respects with all Laws applicable to Acquiree, its business or its assets. GIWS has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets. Acquiree has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of Acquiree threatened to revoke or limit any such License.



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SECTION 4.05      Financial Statements.

         Acquiree shall not provide, prior to closing hereunder, audited financial statements in accordance with GAAP accounting consistently applied, complete and true and accurate in all respects, disclosing all liabilities, and assets of GIWS, and shall provide all books and records necessary to complete all filings in accordance with SEC Rules and Regulations.

                                    ARTICLE V
                        COVENANTS RELATING TO CONDUCT OF
                          BUSINESS PENDING THE EXCHANGE

SECTION 5.01      Conduct of the Business Pending the Exchange.

         (a) During the period from the date of this Agreement and continuing until the Effective Time, LTH agrees as to itself and the LTH Subsidiaries, that LTH shall not, and shall cause the LTH Subsidiaries not to, engage in any business whatsoever other than in connection with the consummation of the transactions contemplated by this Agreement, and shall use commercially reasonable efforts to preserve intact its business and assets, maintain its assets in good operating condition and repair (ordinary wear and tear excepted), retain the services of its officers, employees and independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, Acquiree consents otherwise in writing.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, Acquiree agrees that, other than in connection with the consummation of the transactions contemplated hereby, it shall carry on its business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact its business and assets and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, LTH consents otherwise in writing. Additionally, during the period from the date of this Agreement and continuing until the Effective Time, Acquire agrees that, other than in connection with the consummation of the transaction contemplated hereby, Acquire shall carry on its business only in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact its business and assets and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business, unless, in any case, LTH consents otherwise in writing. During the period from the date of this Agreement and continuing until the Effective Time, Acquire and LTH agrees as to itself and, with respect to LTH, that except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing:

(1) It shall not amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents except as contemplated in this Agreement.

(2) It shall not, nor in the case of LTH shall it permit the LTH Subsidiaries to, issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership of equity, provided that: (1) LTH shall be permitted to issue the shares of LTH Common Stock to be issued to Acquire hereunder, and (2) each party shall be permitted to issue shares of its common stock pursuant to the exercise of stock options, warrants and other convertible securities outstanding as of the date hereof and listed on the Acquiree Disclosure Schedule or the LTH Disclosure Schedule, as the case may be:

(3) It shall not, nor in the case of LTH shall it permit any of the LTH Subsidiaries to, nor shall it propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (ii) except with respect to the Reverse Stock Split, reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

(4) Other than dispositions in the ordinary course of business consistent with past practice which would not cause a LTH Material Adverse Effect or a GIWS Material Adverse Effect (as applicable), individually or in the aggregate, to it and its subsidiaries, taken as a whole, it shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of its assets.

(5) It shall promptly advise the other party hereto in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of such party or any of its subsidiaries which would result in a LTH Material Adverse Effect or . GIWS Material Adverse Effect, as the case may be.

(6) It shall not permit to occur, any (1) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, (2) incurrence of Indebtedness or any commitment to incur Indebtedness, any incurrence of a contingent liability, Contingent Obligation or other liability of any type, except for, with respect to . GIWS, other than obligations related to the Exchange of Inventory in the ordinary course of business consistent with past practices, (3) cancellation of any debt or waiver or release of any contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business consistent with its past practice which do not exceed $5,000 in the aggregate, (4) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, any contract or agreement (including, without limitation, leases) to which it is or, as of April 30, 2013, was a party, other than in the ordinary course of business consistent with past practice, or any License, (5) execution of termination, severance or similar agreements with any of its officers, directors, employees, agents or independent contractors or (6) entering into any leases of real property or agreement to acquire real property.

SECTION 5.02      No Action.

         During the period from the date of this Agreement and continuing until the Effective Time, Acquire and LTH agrees as to itself and, with respect to LTH, that it shall not, and Acquiree shall not, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article V.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01      Access to Information.

         From  the  date  hereof  until  the  Effective   Time  or  the  earlier
termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents, and with respect to GIWS, it shall provide to LTH with respect to GIWS, full access, upon reasonable notice and during normal business hours, to such party's and Acquiree's facilities and the financial, legal, accounting and other representatives of such party and Acquire with knowledge of the business and the assets of such party and Acquire and, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries and Acquire that the other party and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 6.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Exchange; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made. It is hereby acknowledged the LTH shall have filed all of its financial reports with the SEC prior to closing hereunder which shall constitute delivery of the same to GIWS.

SECTION 6.02      No Shop; Exchange Proposals.

         From the date hereof until the Effective Time or the earlier termination of this Agreement, neither Acquiree nor LTH shall, nor shall they authorize or permit any of their respective officers, directors or employees, Acquire employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of LTH or Acquiree, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the LTH' or Acquiree under applicable law). Acquiree shall promptly advise LTH and LTH shall promptly advise Acquiree, as the case may be, orally and in writing of any such inquiries or proposals and shall also promptly advise LTH or Acquiree, as the case may be, of any developments or changes regarding such inquiries or proposals. Acquiree and LTH shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Acquiree and LTH) conducted heretofore with respect to any Takeover Proposal. Acquiree and LTH agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which Acquiree or LTH is a party.

SECTION 6.03      Legal Conditions to Exchange; Reasonable Efforts.

         Acquiree, LTH shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Exchange and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Exchange. Acquiree and LTH will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Acquiree or LTH in connection with the Exchange or the taking of any action contemplated thereby or by this Agreement.

SECTION 6.04      Certain Filings.

         Each party shall cooperate with the other in (a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Exchange.

SECTION 6.05      Public Announcements and Filings.

         Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 6.06      Tax Matters.

         From the date hereof until the Effective Time or the earlier termination of this Agreement, without the prior written consent of the other party or if required in the opinion of counsel, neither LTH nor Acquiree, shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other action relating to the filing of any Tax Return or the payment of any Tax.

SECTION 6.07      Supplements to Schedules.

         Prior to the Closing, Acquiree will supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this Section 6.07 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing. Prior to the Closing, LTH may supplement or amend its disclosure schedule with respect to any matter which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule. No supplement to or amendment of the disclosure schedule made pursuant to this
Section 6.07 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

SECTION 6.08        LTH Liabilities.

         At Closing LTH will have certain liabilities and such liabilities shall, in the future, possibly be negotiated as a conversion to common stock. Acquiree and Acquiree's shareholders joining herein hereby agree to allow conversion of debt to equity at the market price. LTH shall also allow conversion to stock those legal fees accrued in the past and incurred for this transaction which may be converted to shares pursuant to Form S-8 or S-1 as may be first filed, in increments, after the completion of the transaction herein contemplated.

SECTION 6.09      Technology.

         GIWS and its Shareholders warrant and represent that no other person or entity has any valid claim to the GIWS technology or to shares in GIWS whatsoever.


                                   ARTICLE VII
                           CONDITIONS OF THE EXCHANGE

SECTION 7.01      Conditions to Each Party's Obligation to Effect the Exchange.

         The respective obligations of each party to effect the Exchange and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

         (a) Acquiree Approval. This Agreement shall have been duly adopted and agreed by Acquiree's shareholders, through an Exchange Agreement, Consent and Representations signed by Acquiree.

         (b) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Exchange or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02      Additional Conditions of Obligations of LTH.

         The obligations of LTH to effect the Exchange and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by LTH:

         (a) Representations and Warranties. The representations and warranties of GIWS and its shareholders set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) Performance of Obligations of GIWS. Acquiree and Acquiree's shareholders shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) No Material Adverse Change to GIWS. From the date hereof through and including the Effective Time, no event shall have occurred which would have an GIWS Material Adverse Effect.

         (d) Audited GAAP Financial Statements of LTH pursuant to SEC Rules and Regulations through March 31, 2013.

         (e) Third Party Consents. Acquiree shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by Acquiree of this Agreement and the consummation of the transactions contemplated hereby.

         (f) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

         (g) Deliveries. At the Closing, Acquiree shall have delivered to LTH or LTH shall have otherwise obtained:

         (1) true, correct and complete copies of (1) the certificate of organization or other charter document, as amended to date, of Acquiree as filed with, the Secretary of State or other appropriate official of the state or other jurisdiction of organization of Acquiree, (2) the by-laws or other similar organizational document of Acquiree, and (3) resolutions duly and validly adopted by the Board of Directors and the stockholders of Acquiree evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of Acquiree, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date; and

         (2) Audited GAAP Financial Statements of GIWS pursuant to SEC Rules and Regulations through September 30, 2013.

         (3) GIWS stock certificates of Acquiree constituting 100% of the issued and outstanding stock and notes of Acquiree.

         (4) Acquiree shall have full assignment of all intellectual property and patents involving GIWS its algorithms and technology and know-how, from Acquiree, and any associates, free and clear of any liens claims or encumbrances.

SECTION 7.03      Additional Conditions of Obligations of Acquiree.

         The obligation of Acquiree to effect the Exchange and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by Acquiree:

         (a) Representations and Warranties. The representations and warranties of LTH set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b) Performance of Obligations of LTH. LTH shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) No Material Adverse Change to LTH. From the date hereof through and including the Effective Time, no event shall have occurred which would have a LTH Material Adverse Effect.

         (d) No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

         (e) Deliveries.  At the Closing, LTH shall have delivered to Acquiree:

         (1) The share certificates specified in Section 1.01(a), issued to Acquiree's shareholders, in proper amounts, pursuant to a schedule provided by Acquiree.

         (2) Board Resolutions appointing 2 new officers of Acquiree's choice, or an election of new directors by the shareholders.

         (3) Resignations of existing officers effective at closing.

         (4) Acquiree shall assume the executive positions of COO (Chief Operating Officer), CTO (Chief Technical Officer) and Chairman of the Board of Directors

         (5) Appointments of new Directors of Acquiree's choice, subject to compliance with the Notice Requirements of Rule 14f - 1 of the Securities Exchange Act.

                                  ARTICLE VIII
                                   TERMINATION

SECTION 8.01      Termination.

         This Agreement may be terminated at any time prior to the Effective Time, by LTH or under the terms as set forth below:

         (a) by mutual consent of the boards of directors of LTH and Acquiree;
or

         (b) by LTH upon written notice to Acquiree, if: (A) any condition to the obligation of LTH to close contained in Article VII hereof has not been satisfied by 60 days after date hereof (the "End Date") (unless such failure is the result of LTH's breach of any of its representations, warranties, covenants or agreements contained herein) or (B) the LTH stockholders do not approve the Exchange; or

         (c) by Acquire upon written notice to LTH, if: (A) any condition to the obligation of Acquiree to close contained in Article VII hereof has not been satisfied by the End Date (unless such failure is the result of Acquiree's breach of any of its representations, warranties, covenants or agreements contained herein); or (B) the Acquire does not approve the Exchange; or

         (d) by LTH if the board of directors or special committee of LTH determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the LTH board of directors or special committee to the LTH stockholders under applicable law; or

SECTION 8.02      Fees, Costs and Expenses.

         Whether or not the Exchange is consummated, all legal costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by LTH

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

    The representations, covenants, agreements, and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, any party hereto shall have the responsibility to complete any duties or deliver any documents necessary to complete, fulfill or comply with respect to such representation and warranty, within a reasonable time after written demand.

                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01     Notices.

         All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

         if to LTH  to:    Legacy Technology Holdings, Inc.
                           7609 Ralston Road
                           Arvada, CO 80002

         if to Acquiree or its Shareholders:
                           Genomics Integrated Wellness Systems, Inc.
                           1062 Hoa Street
                           Honolulu, Hawaii 96825

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 10.02     Amendment; Waiver.

         This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 10.03     Successors and Assigns.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 10.04     Governing Law.

         This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 10.05     Waiver of Jury Trial.

         Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 10.06     Consent to Jurisdiction.

         Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the individuals designated in Section 10.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 10.07     Counterparts; Effectiveness.

         Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.08     Entire Agreement; No Third Party Beneficiaries; Rights of
                  Ownership.

         Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Exchange until consummation thereof.

SECTION 10.09     Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.10     No Strict Construction.

         The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.11     Severability.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 10.12     Errors and Omissions.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 10.12     Force majeure.

         If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

                                   ARTICLE XI
                                   DEFINITIONS

         "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendants; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership shares of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity.

          "Acquiree" shall have the meaning set forth in the preamble to this Agreement.

         "Acquiree" shall have the meaning set forth in the recitals to this Agreement, and elsewhere GIWS Material Adverse Effect" shall mean an event or change, individually or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of GIWS taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which Acquiree is engaged generally) or (b) the ability of Acquiree to consummate the transactions contemplated hereby.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Certificates" shall have the meaning set forth in Section 1.04 of this Agreement.

         "Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Closing Date" shall have the meaning set forth in Section 2.01 of this Agreement.

         "Code" shall have the meaning set forth in the recitals of this Agreement.

         "Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

         "Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

         "Effective Time" shall be the date all conditions and performance hereunder has been completed but no later than April 30, 2013.

         "End Date" shall have the meaning set forth in Section 8.01 of this Agreement.

         "Exchange" shall have the meaning set forth in the recitals of this Agreement.

         "LTH" shall have the meaning set forth in the preamble to this Agreement.

         "LTH Common Stock" shall have the meaning set forth in the recitals to this agreement.

         "LTH  Common  Stock  Equivalents"  shall have the  meaning set forth in
Section 3.02 of this Agreement.

         "LTH  Material   Adverse   Effect"  shall  mean  an  event  or  change,
individually, or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of LTH and the LTH Subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which LTH is engaged generally) or (b) the ability of LTH to consummate the transactions contemplated hereby.

          "Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

         "Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the Exchange of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, shares, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectability) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon shares rates, currency exchange rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership shares in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person. Notwithstanding anything to the contrary in this Agreement, the term "Indebtedness" expressly includes the following debts and obligations of GIWS .

         "Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

         "License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

         "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

          "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, Entity, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

         "Takeover Proposal" shall mean any proposal for a tender or exchange offer, Exchange, consolidation, sale of all or substantially all of such party's assets, sale of in excess of fifteen percent of the shares of capital stock or other business combination involving such party or any proposal or offer to acquire in any manner a substantial equity shares (including any shares exceeding fifteen percent of the equity outstanding) in, or all or substantially all of the assets of, such party other than the transactions contemplated by this Agreement.

         "Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all shares, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

         "Tax   Return"   means  any  report,   return,   statement,   estimate,
informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

         "Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

          "Transaction Documents" shall mean this Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed as of the day and year first above written.

                              LEGACY TECHNOLOGY HOLDINGS, INC.



                              By:      /s/ Redgie Green
                                     Name: Redgie Green
                                     Title:   Chief Executive Officer

                              GENOMICS INTEGRATED WELLNESS SYSTEMS, INC.



                               By:      /s/ Charles Youngren
                                     Name:  Charles Youngren, III
                                     Title:   Chief Executive Officer

               SHAREHOLDERS OF GENOMICS INTEGRATED WELLNESS SYSTEMS, INC.


                       /s/ Charles Youngren, III
                       -------------------------
                           Charles Youngren III, Individually
                           Number of Shares:  21,327,088


                      /s/ Jac Shawn Coker
                      ----------------------
                          Jac Shawn Coker, Individually
                          Number of Shares: 1,200,000

                                  SCHEDULE 1.01
                                     SHARES


Total Common Stock to be issued             22,527,088 shares



Name of Shareholders                        Amounts

Charles H. Youngren III                     21,327,088
1062 Hoa Street
Honolulu, Hawaii 96825

Jac Shawn Coker                             1,200,000
630 West 6th Avenue
Chico, CA 95926

                             LTH DISCLOSURE SCHEDULE



Legacy Technology Holdings, Inc. ("LTH") provides the following disclosures pursuant to Article III of Sections 3.03 and 3.04 of the Amended Plan and Agreement of Reorganization and Share Exchange, dated November 21, 2013:

Conflicts of Interest:         None


                               LTH                      LTH Officers & Directors

Outstanding Litigation:        None                                        None

Outstanding Claims:            None                                        None

Outstanding Actions:           None                                        None

Outstanding Proceedings:       None                                        None

                          ACQUIREE DISCLOSURE SCHEDULE



Genomics Integrated Wellness Systems, Inc. ("GIWS") provides the following disclosures pursuant to Article IV of Sections 4.03 and 4.04(b) of the Amended Plan and Agreement of Reorganization and Share Exchange, dated November 21, 2013:

Conflicts of Interest:        None


                              GIWS                     GIWS Officers & Directors

Outstanding Litigation:       None                                        None

Outstanding Claims:           None                                        None

Outstanding Actions:          None                                        None

Outstanding Proceedings:      None                                        None

                     EXCHANGE AGREEMENT AND REPRESENTATIONS


Gentlemen:

         The Subscriber herein, as Owner of the outstanding common stock of Genomics Integrated Wellness Systems, Inc. (GIWS) and, is offering to exchange 94.67% of the common stock of Genomics Integrated Wellness Systems, Inc., for 21,327,088 shares of common stock of Legacy Technology Holdings, Inc. ("Company"), a Colorado corporation.

         Subscriber hereby offers to exchange 94.67% of the capital stock of GIWS, as shown on the records of GIWS, for 21,327,088 common shares of the Company constituting 79.72% of the outstanding common stock of the Company post transaction, and agrees to become a shareholder of the Company (LTH). In order to induce the Company (LTH) to accept my offer, I advise you as follows and acknowledge:

1. Corporate Documents. Receipt of copies of Articles, By-Laws, and audited financial statements of the Company and such other documents as I have requested, I hereby acknowledge that I have received the documents (as may be supplemented from time to time) relating to the Company and that I have carefully read the information and that I understand all of the material contained therein, and agree to the terms, and understand the risk factors as described therein.

2. Availability of Information. I hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the terms and conditions of the Plan, the financial statements and related information of the Company and the 2010, 2011 and 2012 10K's, 10Q's for 2012 of the Company and the information contained in the corporate documents, and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

3. Representations and Warranties. Acquiree represents and warrants to the Company(LTH) (and understands that it is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and exchange of the shares from the registration requirements of applicable federal and state securities laws) that:

(a) RESTRICTED SECURITIES.

(I) I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws.

(II) I understand that if this exchange agreement is accepted and the Shares are issued to me, I cannot sell or otherwise dispose of the shares unless the Shares are registered under the Act or the state securities laws or exemptions therefrom are available (and consequently, that I must bear the economic risk of the investment for an indefinite period of time):

(III) I understand that the Company(LTH) has no obligation now or at any time to register the Shares under the Act or the state securities laws or obtain exemptions therefrom.

(IV) I understand that the Company(LTH) will restrict the transfer of the Shares in accordance with the foregoing representations.

(V) There is a limited public market for the common stock of the Company and there is no certainty that a more liquid market will ever develop or be maintained. There can be no assurance that I will be able to sell or dispose of the Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares can be made other than in accordance with all applicable securities laws. It is understood that a transferee may at a minimum be required to fulfill the investor suitability requirements established by the Company, or registration may be required.

(b)      LEGEND.

I agree that any certificate representing the Shares will contain and be endorsed with the following, or a substantially equivalent, LEGEND:

"This share certificate has been acquired pursuant to an investment representation by the holder and shall not be sold, pledged, hypothecated or donated or otherwise transferred except upon the issuance of a favorable opinion by its counsel and the submission to the Company of other evidence satisfactory to and as required by counsel to the Company, that any such transfer will not violate the Securities Act of 1933, as amended, and applicable state securities laws. These shares are not and have not been registered in any jurisdiction."

(c)      OWN ACCOUNT.

I am the only party in interest with respect to this exchange offer, and I am acquiring the Shares for my own account for long-term investment only, and not with an intent to resell, fractionalize, divide, or redistribute all or any part of my interest to any other person.

(d)      AGE:     CITIZENSHIP.

I am at least twenty-one years old and a citizen of the United States.

(e)      ACCURACY OF INFORMATION.

All information which Acquiree has provided to the Company (LTH) concerning my knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this exchange offer by the Company, I will immediately provide the Company with such information.

4. Exchange Procedure. I understand that this exchange is subject to each of the following terms and conditions:

(a) The Company may reject this exchange for legal reasons, and this exchange shall become binding upon the Company only when accepted, in writing, by the Company.

(b)      This offer may not be withdrawn by Acquiree.

(c) The share certificates to be issued and delivered pursuant to this exchange will be issued in the name of and delivered to the undersigned.

5.       Suitability. I hereby warrant and represent:

(a) That I can afford a complete loss of the investment and can afford to hold the securities being received hereunder for an indefinite period of time.

(b) That I consider this investment a suitable investment, and

(c) That I am sophisticated and knowledgeable and have had prior experience in financial matters and investments.

6. Acknowledgement of Risks. I have been furnished and have carefully read the information relating to the Company, including this form of Exchange Agreement. I am aware that:

(a) There are substantial risks incident to the ownership of Shares from the Company, and such investment is speculative and involves a high degree of risk of loss by me of my entire investment in the Company.

(b) No federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness of this investment.

(c) The books and records of the Company will be reasonably available for inspection by me and/or my investment advisors, if any, at the Company's place of business.

(d) All assumptions and projections set forth in any documents provided by the Company have been included therein for purposes of illustration only, and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

(e) Prior to the completion of the exchange, GIWS had no operating history, and Company is a shell and has been unsuccessful. GIWS and Company are in the development stage, and the proposed operations are subject to all of the risk inherent in the establishment of a new business enterprise, including a limited operating history. The unlikelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation and operation of a new business and the competitive environment in which the Company will operate.

7. Receipt of Advice. I acknowledge that I have been advised to consult my own attorney and investment advisor concerning the investment.

8. Restrictions on Transfer. I acknowledge that the investment in the Company is an illiquid investment. In particular, I recognize that:

(a) Due to restrictions described below, the lack of any market existing or to exist for these Shares, in the event I should attempt to sell my Shares in the Company, my investment will be highly illiquid and, probably must be held indefinitely.

(b) I must bear the economic risk of investment in the Shares for an indefinite period of time, since the Shares have not been registered under the Securities Act of 1933, as amended, and issuance is made in reliance upon Section 4(2) and 4(6) of said Act and/or Rules 501-506 of Regulation D under the Act, as may be applicable. Therefore, the Shares cannot be offered, sold, transferred, pledged, or hypothecated to any person unless either they are subsequently registered under said Act or an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtained, which is not anticipated. Further, unless said Shares are registered with the securities commission of the state in which offered and sold, I may not resell, hypothecate, transfer, assign or make other disposition of said Shares except in a transaction exempt or exempted from the registration requirement of the securities act of such state, and that the specific approval of such sales by the securities regulatory body of the state is required in some states.

(c) My right to transfer my Shares will also be restricted by the legend endorsed on the certificates.

9. Access to Information. I represent and warrant to the Company that:

(a)  I  have  carefully   reviewed  and  understand  the  risks  of,  and  other
considerations relating to, the exchange of the Shares, including the risks of total loss in the event the Company's business is unsuccessful.

(b) I and my investment advisors, if any, have been furnished all materials relating to the Company and its proposed activities and anything which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations about the Company.

(c) The Company has answered all inquiries that I and my investment advisors, if any, have put to it concerning the Company and its proposed activities and the Plan and exchange for the Shares.

(d) Neither I nor my investment advisors, if any, have been furnished any offering literature other than the documents attached as exhibits thereto and I and my investment advisors, if any, have relied only on the information contained in such exhibits and the information, as described in subparagraphs
(b) and (c) above, furnished or made available to them by the Company.

(e) I am acquiring the Shares for my own account, as principal, for investment purposes only and not with a view to the resale of distribution of all or any part of such Shares, and that I have no present intention, agreement or arrangement to divide my participation with others or to resell, transfer or otherwise dispose of all or any part of the Shares subscribed for unless and until I determine, at some future date, that changed circumstances, not in contemplation at the time of this exchange, makes such disposition advisable;

(f) I, the undersigned, if on behalf of a corporation, partnership, trust, or other form of business entity, affirm that: it is authorized and otherwise duly qualified to purchase and hold Shares in the Company; recognize that the information under the caption as set forth in (a) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and have obtained such additional tax advice that I have deemed necessary; such entity has its principal place of business as set forth below; and such entity has not been formed for the specific purpose of acquiring Shares in the Company.

(g) I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment; and

(h) The information provided by the Company is confidential and non-public and I agree that all such information shall be kept in confidence by it and neither used by it to its personal benefit (other than in connection with its exchange for the Shares) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except those parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Exchange Agreement they may have with the Company).

10. Binding Agreement. I hereby adopt, accept, and agree to be bound by all the terms and conditions of the Plan, and by all of the terms and conditions of the Articles of Incorporation, and amendments thereto, and By-Laws of the Company. Upon acceptance of this Exchange Agreement by the Company, I shall become a Shareholder for all purposes.

11. Agreement to Be Bound. The Exchange Agreement, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of mine.

12. Indemnification. I further represent and warrant:

(a) I hereby indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

(I)  Any  inaccuracy  in  my  declarations,   representations,   and  warranties
hereinabove set forth;

(II) The disposition of any of the Shares which I will receive, contrary to my foregoing declarations, representations, and warranties; and

(III) Any action, suit or proceeding based upon (1) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (2) the disposition of any of the Shares or any part thereof.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, except as to the manner in which the undersigned elects to take title to the Shares in the Company that shall be construed in accordance with the state of his principal residence.

14. Financial Statement. Upon request of the Company, I shall provide a sworn and signed copy of my current financial statement.

                An affiliate of, or person  affiliated  with, a specific  person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

I will hold title to my interest as follows:
                {  }  Community Property

                {  }  Joint Tenants with Right Survivorship

                {  }  Tenants in Common

                { X }  Individually

                {  }  Other:  (Corporation, Trust, Etc., please indicate)

                (Note: Subscribers should seek the advice of their attorneys in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership can have varying gift tax and other consequences, depending on the state of the investor's domicile and their particular personal circumstances. For example, in community property states, if community property assets are used to purchase shares held in individual ownership, this might have adverse gift tax consequences. If OWNERSHIP IS BEING TAKEN IN JOINT NAME WITH A SPOUSE OR ANY OTHER PERSON, THEN ALL SUBSCRIPTION DOCUMENTS MUST BE EXECUTED BY ALL SUCH PERSONS.)

16. No Assignability. This exchange is personal to the person/entity whose name and address appear below. The undersigned may not assign any of its rights or obligations under this Exchange Agreement to any other person or entity.

17. Conditions. This Exchange Agreement shall become binding upon the Company only when accepted, in writing, by the Company.

18. Effective Date. The exchange for Shares evidenced by this Exchange Agreement shall, if accepted by the Company, be effective as soon after April 1, 2013, as all state laws have been complied with to effectuate the transaction, and the audit of GIWS has been delivered.

19. Conveyance. I hereby agree to convey title to all of my interest in GIWS, as shown on the transfer records of GIWS to the Company in exchange for 21,327,088 of Common shares of the Company.

20. Further Acts. The undersigned hereby agrees to execute any other documents and take any further actions that are reasonably necessary or appropriate in order to implement the transaction contemplated by this Exchange Agreement.

                                                     Subscriber/Exchanger



Dated: November 21 , 2013                   /s/ Charles Youngren
                                            ------------------------------------
                                          Name: Charles Youngren, III

                     EXCHANGE AGREEMENT AND REPRESENTATIONS


Gentlemen:

         I, as the Owner of the outstanding common stock of Genomics Integrated Wellness Systems, Inc. (GIWS) and, is offering to exchange 5.32% of the common stock of Genomics Integrated Wellness Systems, Inc., for 1,200,000 shares of common stock of Legacy Technology Holdings, Inc. ("Company"), a Colorado corporation.

         I hereby offer to exchange 5.32% of the capital stock of GIWS, as shown on the records of GIWS, for 1,200,000 common shares of the Company constituting 4.24% of the outstanding common stock of the Company post transaction, and agree to become a shareholder of the Company (LTH). In order to induce the Company
(LTH) to accept my offer, I advise you as follows and acknowledge:

1. Corporate Documents. Receipt of copies of Articles, By-Laws, and audited financial statements of the Company and such other documents as I have requested, I hereby acknowledge that I have received the documents (as may be supplemented from time to time) relating to the Company and that I have carefully read the information and that I understand all of the material contained therein, and agree to the terms, and understand the risk factors as described therein.

2. Availability of Information. I hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the terms and conditions of the Plan, the financial statements and related information of the Company and the 2010, 2011 and 2012 10K's, 10Q's for 2012 of the Company and the information contained in the corporate documents, and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

3. Representations and Warranties. I represent and warrant to the Company(LTH) (and understands that it is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and exchange of the shares from the registration requirements of applicable federal and state securities laws) that:

(a) RESTRICTED SECURITIES.

(I) I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws.

(II) I understand that if this exchange agreement is accepted and the Shares are issued to me, I cannot sell or otherwise dispose of the shares unless the Shares are registered under the Act or the state securities laws or exemptions therefrom are available (and consequently, that I must bear the economic risk of the investment for an indefinite period of time):

(III) I understand that the Company (LTH) has no obligation now or at any time to register the Shares under the Act or the state securities laws or obtain exemptions therefrom.

(IV) I understand that the Company (LTH) will restrict the transfer of the Shares in accordance with the foregoing representations.

(V) There is a limited public market for the common stock of the Company and there is no certainty that a more liquid market will ever develop or be maintained. There can be no assurance that I will be able to sell or dispose of the Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares can be made other than in accordance with all applicable securities laws. It is understood that a transferee may at a minimum be required to fulfill the investor suitability requirements established by the Company, or registration may be required.

(b)      LEGEND.

I agree that any certificate representing the Shares will contain and be endorsed with the following, or a substantially equivalent, LEGEND:

         "This share  certificate  has been  acquired  pursuant to an investment
         representation   by  the  holder  and  shall  not  be  sold,   pledged,
         hypothecated or donated or otherwise transferred except upon the issuance of a favorable opinion by its counsel and the submission to the Company of other evidence satisfactory to and as required by counsel to the Company, that any such transfer will not violate the Securities Act of 1933, as amended, and applicable state securities laws. These shares are not and have not been registered in any jurisdiction."

(c)      OWN ACCOUNT.

I am the only party in interest with respect to this exchange offer, and I am acquiring the Shares for my own account for long-term investment only, and not with an intent to resell, fractionalize, divide, or redistribute all or any part of my interest to any other person, except as gifts to my children.

(d)      AGE:     CITIZENSHIP.

I am at least twenty-one years old and a citizen of the United States.

(e)      ACCURACY OF INFORMATION.

All information which I have provided to the Company (LTH) concerning my knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this exchange offer by the Company, I will immediately provide the Company with such information.

4. Exchange Procedure. I understand that this exchange is subject to each of the following terms and conditions:

(a) The Company may reject this exchange for legal reasons, and this exchange shall become binding upon the Company only when accepted, in writing, by the Company.

(b)      That I may not withdraw this offer.

(c) The share certificates to be issued and delivered pursuant to this exchange will be issued in the name of and delivered per the instructions of the Undersigned.

5.       Suitability. I hereby warrant and represent:

(a) That I can afford a complete loss of the investment and can afford to hold the securities being received hereunder for an indefinite period of time.

(b)      That I consider this investment a suitable investment, and

(c) That I am sophisticated and knowledgeable and have had prior experience in financial matters and investments.

6. Acknowledgement of Risks. I have been furnished and have carefully read the information relating to the Company, including this form of Exchange Agreement. I am aware that:

(a) There are substantial risks incident to the ownership of Shares from the Company, and such investment is speculative and involves a high degree of risk of loss by me of my entire investment in the Company.

(b) No federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness of this investment.

(c) The books and records of the Company will be reasonably available for inspection by me and/or my investment advisors, if any, at the Company's place of business.

(d) All assumptions and projections set forth in any documents provided by the Company have been included therein for purposes of illustration only, and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

(e) Prior to the completion of the exchange, GIWS had no operating history, and Company is a shell and has been unsuccessful. GIWS and Company are in the development stage, and the proposed operations are subject to all of the risk inherent in the establishment of a new business enterprise, including a limited operating history. The unlikelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation and operation of a new business and the competitive environment in which the Company will operate.

7. Receipt of Advice. I acknowledge that I have been advised to consult my own attorney and investment advisor concerning the investment.

8. Restrictions on Transfer. I acknowledge that the investment in the Company is an illiquid investment. In particular, I recognize that:

(a) Due to restrictions described below, the lack of any market existing or to exist for these Shares, in the event I should attempt to sell my Shares in the Company, my investment will be highly illiquid and, probably must be held indefinitely.

(b) I must bear the economic risk of investment in the Shares for an indefinite period of time, since the Shares have not been registered under the Securities Act of 1933, as amended, and issuance is made in reliance upon Section 4(2) and 4(6) of said Act and/or Rules 501-506 of Regulation D under the Act, as may be applicable. Therefore, the Shares cannot be offered, sold, transferred, pledged, or hypothecated to any person unless either they are subsequently registered under said Act or an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtained, which is not anticipated. Further, unless said Shares are registered with the securities commission of the state in which offered and sold, I may not resell, hypothecate, transfer, assign or make other disposition of said Shares except in a transaction exempt or exempted from the registration requirement of the securities act of such state, and that the specific approval of such sales by the securities regulatory body of the state is required in some states.

(c) My right to transfer my Shares will also be restricted by the legend endorsed on the certificates.

9. Access to Information. I represent and warrant to the Company that:

(a)  I  have  carefully   reviewed  and  understand  the  risks  of,  and  other
considerations relating to, the exchange of the Shares, including the risks of total loss in the event the Company's business is unsuccessful.

(b) I and my investment advisors, if any, have been furnished all materials relating to the Company and its proposed activities and anything which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations about the Company.

(c) The Company has answered all inquiries that I and my investment advisors, if any, have put to it concerning the Company and its proposed activities and the Plan and exchange for the Shares.

(d) Neither I nor my investment advisors, if any, have been furnished any offering literature other than the documents attached as exhibits thereto and I and my investment advisors, if any, have relied only on the information contained in such exhibits and the information, as described in subparagraphs
(b) and (c) above, furnished or made available to them by the Company.

(e) I am acquiring the Shares for my own account, as principal, for investment purposes only and NOT with a view to the immediate resale or distribution of all or any part of such Shares, and that other than gifts to my children, I have no present intention, agreement or arrangement to divide my participation with others or to resell, transfer or otherwise dispose of all or any part of the Shares subscribed for unless and until I determine, at some future date, that changed circumstances, not in contemplation at the time of this exchange, makes such disposition advisable;

(f) I, the undersigned, if on behalf of a corporation, partnership, trust, or other form of business entity, affirm that: it is authorized and otherwise duly qualified to purchase and hold Shares in the Company; recognize that the information under the caption as set forth in (a) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and have obtained such additional tax advice that I have deemed necessary; such entity has its principal place of business as set forth below; and such entity has not been formed for the specific purpose of acquiring Shares in the Company.

(g) I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment; and

(h) The information provided by the Company is confidential and non-public and I agree that all such information shall be kept in confidence by it and neither used by it to its personal benefit (other than in connection with its exchange for the Shares) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except those parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Exchange Agreement they may have with the Company).

10. Binding Agreement. I hereby adopt, accept, and agree to be bound by all the terms and conditions of the Plan, and by all of the terms and conditions of the Articles of Incorporation, and amendments thereto, and By-Laws of the Company. Upon acceptance of this Exchange Agreement by the Company, I shall become a Shareholder for all purposes.

11. Agreement to Be Bound. The Exchange Agreement, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of mine.

12. Indemnification. I further represent and warrant:

(a) I hereby indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

(I)  Any  inaccuracy  in  my  declarations,   representations,   and  warranties
hereinabove set forth;

(II) The disposition of any of the Shares which I will receive, contrary to my foregoing declarations, representations, and warranties; and

(III) Any action, suit or proceeding based upon (1) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (2) the disposition of any of the Shares or any part thereof.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, except as to the manner in which the undersigned elects to take title to the Shares in the Company that shall be construed in accordance with the state of his principal residence.

14. Financial Statement. Upon request of the Company, I shall provide a sworn and signed copy of my current financial statement.

                An affiliate of, or person  affiliated  with, a specific  person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

I will hold title to my interest as follows:
                {  }  Community Property

                {  }  Joint Tenants with Right Survivorship

                {  }  Tenants in Common

                {  }  Individually

                {  }  Other:  (Corporation, Trust, Etc., please indicate)

                (Note: Subscribers should seek the advice of their attorneys in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership can have varying gift tax and other consequences, depending on the state of the investor's domicile and their particular personal circumstances. For example, in community property states, if community property assets are used to purchase shares held in individual ownership, this might have adverse gift tax consequences. If OWNERSHIP IS BEING TAKEN IN JOINT NAME WITH A SPOUSE OR ANY OTHER PERSON, THEN ALL SUBSCRIPTION DOCUMENTS MUST BE EXECUTED BY ALL SUCH PERSONS.)

16. No Assignability. This exchange is personal to the person/entity whose name and address appear below. The undersigned may not assign any of its rights or obligations under this Exchange Agreement to any other person or entity.

17. Conditions. This Exchange Agreement shall become binding upon the Company only when accepted, in writing, by the Company.

18. Effective Date. The exchange for Shares evidenced by this Exchange Agreement shall, if accepted by the Company, be effective as soon after December 5, 2013, as all state laws have been complied with to effectuate the transaction, and the audit of GIWS has been delivered.

19. Conveyance. I hereby agree to convey title to all of my interest in GIWS, as shown on the transfer records of GIWS to the Company in exchange for 1,200,000 of Common shares of the Company.

20. Further Acts. The undersigned hereby agrees to execute any other documents and take any further actions that are reasonably necessary or appropriate in order to implement the transaction contemplated by this Exchange Agreement.

                                                     Subscriber/Exchanger

Dated: December __, 2013                             /s/ Jac Shawn Coker
                                            -----------------------------------
                                                     Name: Jac Shawn Coker